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                                 Exhibit 23 (g)

                           Form of Custodian Agreement

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                               CUSTODIAN AGREEMENT
                               -------------------

THIS AGREEMENT made on April. 24, 1994, between California Investment Trust Fund Group, which currently consists of two diversified, open-end management investment companies, both organized as Massachusetts business trusts (hereinafter called the ("Funds"), and FIRSTAR TRUST COMPANY, a corporation organized under the laws of the State of Wisconsin (hereinafter called "Custodian").

                                   WITNESSETH:

     WHEREAS, the Fund desires that its securities and cash shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and Custodian agree as follows:

1.   Definitions

     The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

     The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Funds by any two of the President, a Vice President, the Secretary and the Treasurer of the Funds, or any other persons duly authorized to sign by the Boards of Trustees.

     The word "Boards" shall mean Boards of Trustees of California Investment Trust Fund Group.

2.   Names, Titles, and Signatures of the Officers

     An officer of the Funds will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in
Section 1 hereof, and the names of the members of the Boards of Trustees, together with any changes which may occur from time to time.

     In the event that the California Investment Trust Fund Group establishes one or more series of shares with respect to which it desires to have Custodian render custodian services, under the terms hereof, it shall so notify Custodian in writing, and if Custodian agrees in writing to provide such services, such series will be subject to the terms and conditions of this Agreement. The Funds currently covered by this Agreement are: The California Tax-Free Income Fund, the California Tax-Free Money Market Fund, the U.S. Government Securities Fund, The United States Treasury Trust, the California Insured TaxFree Income Fund, the S&P 500 index Fund and the S&P MidCap Index Fund.

3.   Receipt and Disbursement of Money

     A. Custodian shall open and maintain a separate account or accounts in the name of each of the Funds, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of each of the Funds. Custodian shall make payments of cash to, or for the account of, each of the Funds from such cash only:

     (a) for the purchase of securities for the portfolio of the Funds upon the delivery of such securities to Custodian, registered in the name of the Funds or of the nominee of Custodian referred to in Section 7 or in proper form for transfer;

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     (b)  for the  purchase or  redemption  of shares of the common stock of the
          Funds upon delivery thereof to Custodian, or upon proper instructions from the California Investment Trust Fund Group;

     (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing, transfer agency and custodian services and expenses for printing and postage);

     (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Funds held by or to be delivered to Custodian; or

     (e) for other proper corporate purposes certified by resolution of the Boards of Trustees of the California Investment Trust Fund Group, 44 Montgomery Street, Suite 2200. San Francisco. California 94104.

     Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e). upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Funds issues appropriate oral instructions confirmed in writing or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

     B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of each of the Funds.

     C. Custodian shall, upon receipt of proper instructions, make federal funds available to each of the Funds as of specified times agreed upon from time to time by the Funds and the custodian in the amount of checks received in payment for shares of any of the Funds which are deposited into the appropriate Fund's account.

4.   Segregated Accounts

     Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account(s) for and on behalf of each of the Funds, into which account(s) may be transferred cash and/or securities.

5.   Transfer, Exchange, Redelivery, etc. of Securities

     Custodian shall have sole power to release or deliver any securities for each of the Funds held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

     (a) for sales of such securities for the account of the Funds upon receipt by Custodian of payment therefore;

     (b) when such securities are called, redeemed or retired or otherwise become payable;

     (c)  for   examination  by  any  broker  selling  any  such  securities  in accordance with "street delivery" custom;

     (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

     (e) upon conversion of such securities pursuant to their terms into other securities;

     (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

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     (g)  for the purpose of exchanging interim receipts or temporary securities for definitive securities;

     (h) for the purpose of redeeming in kind shares of common stock of the Funds upon delivery thereof to Custodian; or

     (i)  for other proper corporate purposes.

     As to any  deliveries  made by Custodian  pursuant to items (a),  (b), (d),
(a). (f), and (g), securities or cash receivable in exchange therefore shall be deliverable to Custodian.

     Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e). (f), (g), or (h) of this Section 5 and also, in respect of item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Funds issues appropriate oral instructions confirmed in writing or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

6.   Custodian's Acts Without Instructions

     Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of each of the Funds, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Funds; (b) collect interest and cash dividends received, with notice to the appropriate Fund, for the account of that fund; (c) hold for the account of each of the Funds hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of each of the Funds, all necessary ownership certificates required. by the internal Revenue Code or the income Tax
Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the appropriate Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

7.   Registration of Securities

     Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the internal Revenue Code and any Regulations of the Treasury Department issued hereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Custodian shall maintain its records so that securities held by it hereunder shall be at all times identifiable in its records.

     The Funds shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of any of the Funds and which may from time to time be registered in the name of the appropriate Fund.

8.   Voting and Other Action

     Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of any of the Funds, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to the Funds all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the particular Fund), but without indicating the manner in which such proxies are to be voted.

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9.   Transfer Tax and Other Disbursements

     The Funds shall bay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

     Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptible transfers and/or deliveries of any such securities.

10.  Concerning Custodian

     Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto.

     Custodian shall not be liable for any action taken in good faith and with reasonable care upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

     Each of the Funds agrees to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. Custodian is authorized to charge any account of the Funds for such items. In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of any one of the Funds, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of any one of the Funds shall be security therefore.

     Custodian agrees to indemnify and hold harmless each of the Funds from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against any Fund as a result of the negligent action, negligent failure to act or willful misconduct of Custodian, and in connection with the performance of this Agreement.

11.  Subcustodians

     Custodian is hereby authorized to engage another bank or trust company as a Subcustodian for all or any part of any one of the Fund's assets, so long as any such bank or trust company is a bank or trust company organized under the laws of any state of the United States, having an aggregate capital, surplus and undivided profit, as shown by its last published report, of not less than Two Million Dollars ($2.000.000) and provided further that, if the Custodian utilizes the services of a Subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to any one of the Funds by the Subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of the Custodian Agreement.

     Notwithstanding anything contained herein, if any one of the Funds requires the Custodian to engage specific Subcustodians for the safekeeping and/or clearing of assets, the particular Fund(s) agrees to indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such Subcustodian in regard to each affected Fund's assets, except as may arise from its own negligent action, negligent failure to act or willful misconduct.

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12.  Reports by Custodian

     Custodian shall furnish the Funds periodically as agreed upon with a statement summarizing all transactions and entries for the account of each of the Funds. Custodian shall furnish to the Funds, at the end of every month, a list of the portfolio securities showing the aggregate cost of each issue. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and of auditors employed by, any one of the Funds.

13.  Termination or Assignment

     This Agreement may be terminated by the Funds,  or by Custodian,  on ninety
(90) days notice, given in writing and sent by registered mail to Custodian at P.O. Box 2054, Milwaukee, Wisconsin 53201, or to the Funds at 44 Montgomery Street, Suite 2200, San Francisco, California 94104, as the case may be. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Funds to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of any one of the Funds to the particular Fund, but may deliver them to a bank or trust company of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than Two Million Dollars ($2,000,000) as a Custodian for the particular Fund(s) to be held under terms similar to those of this Agreement, provided, however, that until full payment shall have been made by each Fund of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement, Custodian shall have a security interest in and shall have a right of setoff against properties then held by Custodian for the account of any one of the Funds.

     This Agreement may not be assigned by Custodian without the consent of the Funds, authorized or approved by a resolution of its Boards of Trustees.

14.  Deposits of Securities in Securities Depositories

     No provision of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Boards of Trustees of the Funds approves by resolution the use of such central securities clearing agency or securities depository.

15.  Records

     To the extent that Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Funds pursuant to the provisions of the Investment Company Act of 1940. as amended. or the rules and regulations promulgated thereunder. Custodian agrees to make any such records available to any one of the Funds upon request and to preserve such records for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940. as amended. All such records shall be the property of the Funds.

16.  Limitation of Liability of the Trustees and Shareholders

     Custodian acknowledges that it has received notice of and accepts the limitations of the Trusts' liability set forth in Article VIII of their Agreements and Declarations of Trust. Custodian agrees that the Trusts' obligations hereunder shall be limited to the Trusts and that Custodian shall not seek satisfaction of any such obligation from the shareholders of the Trusts nor from any Trustee. Officer, employee, or agent of the Trusts.

     IN WITNESS WHEREOF. the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above-written by their respective officers thereunto duly authorized.

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     Executed in several counterparts; each of which is an original.

Attest:                                  Firstar Trust Company

____________________________             By   _________________________________
Assistant Secretary                                    Vice President


Attest:                                  California Investment Trust Fund Group

____________________________             By   _________________________________

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                              FIRSTAR TRUST COMPANY
                              MUTUAL FUND SERVICES

                           CALIFORNIA INVESTMENT TRUST

                         Annual Custody Fee Schedule for
                               Domestic Portfolios
                             Effective June 1, 1994
                                thru June 1, 1997


o    Annual fee based on market value of assets

     $0.15 per $1,000 (1 1/2 basis points)

o Investment transactions: (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery)

     $12.00 per book entry security (depository or Federal Reserve system)

     $25.00 per definitive security (physical)

     $75.00 per Euroclear

     $ 8.00 per principal reduction on pass-through certificates

     $35.00 per option/futures contract

     $ 7.50 per variation margin transaction

     $ 7.50 per Fed wire deposit or withdrawal

o Variable Amount Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account.

o    Extraordinary expenses: Based on time and complexity involved.

o    Out-of-pocket expenses: Charged to the account.

o Fees are billed quarterly, based on market value at the beginning of the quarter.